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                                                                   EXHIBIT 10.13

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
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     This is the Second Amendment to the Employment Agreement made effective as of May 31, 1991 ("Agreement") between CALMAT CO., a Delaware corporation (hereinafter called "Company"), and PAUL STANFORD (hereinafter called "Executive").

     In consideration of the action of the Board of Directors in changing the title and duties of the Executive to Senior Vice President -- Administration, General Counsel and Secretary, effective June 22, 1993, and to Executive Vice President --Administration, General Counsel and Secretary, effective February 28, 1995, the Agreement shall be amended, effective immediately, as follows:

     Recital A of the Agreement shall be amended to read in full as follows:

     "A. The Executive presently serves as Executive Vice President-- Administration, General Counsel and Secretary of the Company."

     Recital B of the Agreement shall be amended to read in full as follows:

     "B. The Company desires to provide for the Executive's compensation commensurate with the position of Executive Vice President -- Administration, General Counsel and Secretary of the Company and to be assured of the continued association and services of the Executive and is, therefore, consistent with the established practice of the Company with respect to its top executives, willing and anxious to engage the Executive's services upon the terms herein contained."

     Section 1.1:  Position, Duties and Responsibilities of Executive,
                   --------------------------------------------------
shall be amended to read in full as follows:

     "Section 1.1:  Position, Duties and Responsibilities of Executive
                    --------------------------------------------------

          "The Company shall employ the Executive as its Executive Vice President - Administration, General Counsel and Secretary. In such position, the Executive shall have at least such responsibilities and powers as set forth in Article IV, Section 9, of the Bylaws of the Company in effect on the date hereof. During his employment hereunder, the Executive shall devote his full energies, interest, abilities and productive time during normal business hours to the performance of this Agreement and shall, without the Company's prior written consent in each instance, refrain from rendering services of any kind to others for
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     compensation or which would materially interfere with the performance of his duties under this Agreement. Notwithstanding the foregoing, the Executive may serve as a director of other companies with the consent of the Company's Board of Directors."

     Section 1.2(b)  Term of Employment, shall be amended to read in full as
                     ------------------
follows:

          "During the term of employment, this Agreement of the Executive's employment shall not be subject to termination at the instance of the Company, for cause or for any reason, and the Executive's compensation and other benefits as provided herein shall continue unabated during the full term of this Agreement and otherwise as provided herein; provided, however, that the Board of Directors of the Company shall have the right, acting in accordance with the Bylaws of the Company, to remove the Executive from office as Executive Vice President --Administration, General Counsel and Secretary of the Company in the event the Executive acts in any way which has a direct, substantial and adverse effect upon the reputation or condition of the Company, in which event the Executive may terminate his employment pursuant to Section 1.5."

     In consideration of the mutual promises of the parties, it is also agreed that the term of the Agreement be extended from two (2) years to three (3) years, as follows:

     Section 1.2(a)  Term of Employment, shall be amended to read in full as
                     ------------------
follows:

          "The Executive shall be employed for a term commencing May 31, 1991, and ending upon such termination date as is set forth in a written notice given by either party terminating this Agreement, provided that such termination date will occur not less than three years subsequent to the date upon which such notice is given. For example, this Agreement could be terminated on or after November 30, 1998, by written notice given by either party on November 30, 1995."

     Section 1.5:  Termination of Employment by the Executive, shall be
                   ------------------------------------------
amended to read in full as follows:

          "If, without the Executive's express written consent, the Company (i) significantly reduces the importance of the functions,

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     duties, responsibilities or authority of the Executive, (ii) reduces the
     Executive's compensation or benefits, or (iii) relocates the principal executive office of the Company to a location outside of Los Angeles County or reassigns the Executive to a location other than the principal executive office of the Company (except for required travel on the Company's business to an extent substantially consistent with the Executive's travel obligations existing on the date of this Agreement), then the Executive may inform the Company that such action by the Company constitutes constructive notification under Section 1.2 that this Agreement will be terminated three years thereafter. After any such constructive notice or actual notice to the Executive of the termination of this Agreement pursuant to Section 1.2, the Executive may at any time terminate his employment with the Company. In the event of such a termination of employment by the Executive, the Company shall, within 72 hours after such termination, make a payment to the Executive of the lump-sum value (without any present-value discount or adjustment for inflation) of the salary and benefits that would have been provided to the Executive for the period from the date of such termination until the date which is three years from the date of such constructive or actual notice, and the Executive shall be free to seek and obtain other employment or arrangements for the rendition of personal services with or to others, notwithstanding the provisions of Section 1.1, and without a reduction of his compensation and benefits hereunder."

     Section 3.1:  Payments on Account of Disability of Executive, shall be
                   ----------------------------------------------
amended to read in full as follows:

          "If this Agreement is terminated under Section 1.3, the Company shall continue to pay to the Executive on account of his disability, the bi-weekly or semi-monthly salary installments under Section 2.1 at the salary rate in effect on the date of said termination (subject to adjustment pursuant to Section 3.3) and to provide him with benefits as described in
     Section 3.2, until three years after the Executive is given notice of such termination; provided, however, that in the event of the Executive's death, such monthly installments as shall be payable hereunder shall terminate."

     Section 3.2:  Participation in Other Benefits, shall be amended to
                   -------------------------------
read in full as follows:

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         "In addition to the benefits provided in this Agreement, the Executive shall throughout the term hereof (prior to death) be entitled to and shall receive all other benefits generally available to other executives of the Company, including (without limitation) benefits under the company's medical, health, disability, death benefit, profit sharing and bonus and other incentive compensation plans (other than stock option plans. The Executive shall be entitled to receive benefits which are at least as great in scope and amount as those received by any other employee of the Company except the Chairman of the Board and Chief Executive Officer of the Company and the President and Chief Operating Officer of the Company. If the Executive's employment is terminated pursuant to Section 1.2(b), Section 1.3, or Section 1.5: (i) the amount the Executive otherwise would have received as bonus payments for the period after the termination shall be determined assuming that he would be entitled to an annual bonus or bonuses at an annual rate at least equal to the average of his annual bonuses for the preceding two years and that he would be entitled to receive a pro rata portion of such amount for any period shorter than a full calendar year;
     (ii) the amount of the profit sharing plan contributions otherwise made on behalf of the Executive shall be determined assuming that the level of Company contributions to the plan would equal the average of such levels for the preceding two years; and (iii) the payment for the value of welfare benefits shall be based on the current cost of such coverage to the Company and shall take into account the Executive's benefit plans for retirees (if he would have qualified for such participation assuming he had an additional three years of service)."

     All other terms and conditions of the Agreement are ratified and confirmed.

     EXECUTED by the parties this 4th day of October, 1995.
                                  ---        -------

                                      CALMAT CO.

                                      By: /s/ A. Frederick Gerstell
                                         --------------------------------------
                                         Chairman of the Board, President
                                         Chief Executive Officer and
                                         Chief Operating Officer

/s/ Paul Stanford                     By: /s/ Christine McVeigh
- ----------------------------------       --------------------------------------
        Paul Stanford                             Assistant Secretary

         "Executive"                                "Company"

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